Aames Capital  Corporation
 9/27/96

Report Aggregating Certain Monthly Information to Certificateholders dated September 27,1996 with respect to Registrant's Mortgage Pass-Through Certificates , Series 1995-C , Series 1995-D , Series 1996-A and
Series 1996-B for the fiscal year ended June 30 ,1996.


Monthly Reporting aggregated for fiscal year.

II  A (i)  the amount of such distribution allocable to principal:

                                                 Amount allocable
Pool Series                                        to principal
1995-C                                              $9,709,423.45               Group 1-Fixed Rate
                                                   $13,193,030.90               Group 2-Adjustable Rate

1995-D                                             $10,789,714.21               Group 1-Fixed Rate
                                                    $8,529,247.47               Group 2-Adjustable Rate

1996-A                                              $4,611,304.89               Group 1-Fixed Rate
                                                    $5,512,922.36               Group 2-Adjustable Rate

1996-B                                              $1,194,655.42               Group 1-Fixed Rate
                                                    $2,194,494.85               Group 2-Adjustable Rate


II A (ii) the amount of such distribution allocable to interest:

                                                   Amount allocable
Pool Series                                          to interest
1995-C                                              $2,538,236.16               Group 1-Fixed Rate
                                                    $3,405,091.50               Group 2-Adjustable Rate

1995-D                                              $3,221,447.64               Group 1-Fixed Rate
                                                    $2,517,834.07               Group 2-Adjustable Rate

1996-A                                              $2,213,542.09               Group 1-Fixed Rate
                                                    $1,843,055.62               Group 2-Adjustable Rate

1996-B                                                $575,193.30               Group 1-Fixed Rate
                                                      $524,700.00               Group 2-Adjustable Rate

II A (iii) the amount of such distribution allocable to any excess interest or excess cash distribution in connection with any overcollaterazation feature:

                              Initial                                                                                  6/30/96
Pool Series              Overcollaterazation                                               Increases                    Balance
1995-C                       $779,909.28                                             $4,125,365.07                   $4,905,274.35

1995-D                     $3,116,185.46                                             $3,275,763.81                   $6,391,949.27

1996-A                     $3,309,683.46                                             $1,535,242.18                   $4,844,925.64

1996-B                     $3,671,692.97                                                                             $3,671,692.97

II A (v) total amount of any insured payment included in the amount distributed is:

Pool Series                    Amount
1995-C                             $0.00

1995-D                             $0.00

1996-A                             $0.00

1996-B                             $0.00


II A (xii) the amount of any fee paid in respect of credit enhancement for the related collection period (Represents amount held in Expense Account at Bankers Trust at 6-30-96)


Pool Series                    Amount
1995-C                             $0.00

1995-D                             $0.00

1996-A                             $0.00

1996-B                             $0.00


II A (xiii) the amount of unreimbursed monthly advance and /or servicing advances.

Pool Series                Amount
1995-C                       $451,104.12

1995-D                       $586,504.54

1996-A                       $659,915.81

1996-B                       $853,890.77


As of the end of the fiscal year.
- --------------------------------------

II A (iv) The aggregate amount (a) otherwise allocable to the subordinated Certificate Holders on such distribution date, and (b) withdrawn from reserve account , if any, that is included in the amounts distributed with respect to senior certificate.

Not applicable.


II A (vi) the aggregate outstanding principal balance of the Mortgage Loans in the related pool or Mortgage Loan Group and Pool Factor or the Group Factor
(as defined in he prospectus supplement related to such series of certificates), as applicable, of the mortgage loans for the following distribution date:

                         Principal                                                                                     Pool Group
Pool Series              Balance                                                                                       Factor
1995-C                    $40,998,281.40 Group 1-Fixed Rate                                                              0.83866996
                          $61,005,197.40 Group 2-Adjustable Rate                                                         0.85106546

1995-D                    $81,852,235.06 Group 1-Fixed Rate                                                              0.90946924
                          $70,220,752.53 Group 2-Adjustable Rate                                                         0.91661488

1996-A                    $96,825,839.93 Group 1-Fixed Rate                                                              0.96825809
                          $97,894,858.46 Group 2-Adjustable Rate                                                         0.96505221

1996-B                    $98,817,710.06 Group 1-Fixed Rate                                                                1.199618
                         $159,640,124.02 Group 2-Adjustable Rate                                                           1.133942


II A (vii) the number and aggregate principal balance of mortgage loans in the related mortgage pool contractually delinquent (a) 30 to 59 days , (b) 60 to 89 days and (c) 90 days or more as of the end of the related collection period:


                                                    30 to 59                            60 to 89
Pool Series              1995-C                        Days                               Days                        90   +  Days
- ---------------------                        --------------------------------------------------------------------------------------
(Group 1 -Fixed Rate)
Principal Balance                                   $2,059,840.26                      $481,109.00                     $583,687.69
Number of loans                                                 40                               11                              13

(Group 2 -Adjustable  Rate)
Principal Balance                                   $4,883,001.46                    $2,214,284.46                   $2,899,098.58
Number of loans                                                 53                               20                              21


                                                    30 to 59                            60 to 89
Pool Series              1995-D                        Days                                Days                      90   +  Days
___________________                           _____________________________________________________________________________________
(Group 1 -Fixed Rate)
Principal Balance                                   $2,629,567.34                    $1,481,217.36                   $1,299,149.90
Number of loans                                                 57                               23                              23

(Group 2 -Adjustable  Rate)
Principal Balance                                   $4,338,700.43                    $2,354,926.88                   $3,427,815.45
Number of loans                                                 46                               23                              32


                                                    30 to 59                            60 to 89
Pool Series              1996-A                        Days                                Days                       90   +  Days
- ---------------------                           -----------------------------------------------------------------------------------
(Group 1 -Fixed Rate)
Principal Balance                                   $4,958,503.57                    $2,961,757.09                   $1,138,293.99
Number of loans                                                 83                               41                              19

(Group 2 -Adjustable  Rate)
Principal Balance                                   $6,748,571.79                    $2,921,988.31                   $2,498,404.70
Number of loans                                                 69                               28                              27


                                                    30 to 59                            60 to 89
Pool Series              1996-B                        Days                                Days                       90   +  Days
- ----------------------                            ---------------------------------------------------------------------------------
(Group 1 -Fixed Rate)
Principal Balance                                   $3,533,587.14                      $754,282.90                     $825,759.91
Number of loans                                                 73                               18                              12

(Group 2 -Adjustable  Rate)
Principal Balance                                  $13,612,025.50                    $3,048,479.24                   $1,320,866.95
Number of loans                                                155                               38                              14


II a (viii) the aggregate principal balances of mortgage loans in foreclosure or other similar proceedings and the aggregate principal balances of mortgage loans , the mortgagor of which is known by the servicer to be in bankruptcy as of the end of the period:


                                                    Loans in
Pool Series              1995-C                    Foreclosure
- ----------------                                 ------------------
(Group 1 -Fixed Rate)
Principal Balance                                   $3,891,714.05
Number of loans                                                 52

(Group 2 -Adjustable  Rate)
Principal Balance                                   $9,158,091.97
Number of loans                                                 87



                                                      Loans in
Pool Series              1995-D                      Foreclosure
- -------------------                              -------------------
(Group 1 -Fixed Rate)
Principal Balance                                   $3,520,861.92
Number of loans                                                 54

(Group 2 -Adjustable  Rate)
Principal Balance                                   $6,410,411.90
Number of loans                                                 63



                                                      Loans in
Pool Series              1996-A                      Foreclosure
- ---------------------                         ----------------------
(Group 1 -Fixed Rate)
Principal Balance                                   $2,265,318.38
Number of loans                                                 31

(Group 2 -Adjustable  Rate)
Principal Balance                                   $3,344,600.94
Number of loans                                                 33


                                                      Loans in
Pool Series              1996-B                      Foreclosure
- ----------------------                          --------------------
(Group 1 -Fixed Rate)
Principal Balance                                           $0.00
Number of loans                                                  0

(Group 2 -Adjustable  Rate)
Principal Balance                                           $0.00
Number of loans                                                  0



II A (xvii) the certificate principal balance of each class of certificates:

                          Certificate
                           Principal
Pool Series                 Balance
- -------------           ---------------
1995-C                    $39,290,576.55 Group 1-Fixed Rate
                          $57,807,627.90 Group 2-Adjustable Rate

1995-D                    $79,210,285.79 Group 1-Fixed Rate
                          $66,470,752.53 Group 2-Adjustable Rate

1996-A                    $95,388,695.11 Group 1-Fixed Rate
                          $94,487,077.64 Group 2-Adjustable Rate

1996-B                    $98,840,344.58 Group 1-Fixed Rate
                         $177,805,505.15 Group 2-Adjustable Rate

